UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Explanatory Note

Ichor Holdings, Ltd. (the “Company”) hereby amends its Current Report on Form 8-K filed on November 5, 2019 relating to the transition of Mr. Rohrs to Executive Chairman and the promotion of Mr. Andreson to CEO. On November 12, 2019 (the “Approval Date”), the Compensation, Nominating, and Corporate Governance Committee of the Board of Directors of the Company approved terms relating to Mr. Rohrs’ transition and Mr. Andreson’s promotion, and the Company is filing this amendment on Form 8-K/A for the purpose of providing such terms.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with Mr. Rohrs’ transition to Executive Chairman, he will enter into a new agreement (the “Rohrs Agreement”) with an indirect wholly-owned subsidiary of the Company (“Ichor”) for a term of one year, with an option to extend on a yearly basis, pursuant to which he will be entitled to (i) a base salary of $300,000 per year, (ii) an annual incentive target bonus of 100% of his base salary, (iii) a one-time lump sum cash payment equal to $1,800,000, (iv) the immediate acceleration of vesting of his outstanding equity-based incentive awards that would have vested over the 18 months immediately following the Approval Date, (v) a grant of restricted stock units totaling a grant date fair value of $500,000, and (vi) the continuation of vesting of his remaining outstanding equity-based incentive awards in accordance with the terms of the applicable award agreements, as long as he remains an employee of Ichor.

In connection with Mr. Andreson’s promotion to CEO, he will enter into a new offer letter (the “Andreson Offer Letter”) with Ichor, pursuant to which he will be entitled to (i) an increase in base salary from $450,000 to $530,000 per year, (ii) an increase in the annual incentive target bonus from 75% to 85% of his base salary, and (iii) grants of equity-based incentive awards totaling a grant date fair value of $1,500,000 composed of 70% in restricted stock units and 30% in non-qualified stock options.

The foregoing descriptions of the Andreson Offer Letter and the Rohrs Agreement are only summaries and are qualified in their entirety by reference to the Andreson Offer Letter and the Rohrs Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10‑K for the fiscal year ending December 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: November 18, 2019	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer